UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2012

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54144	333-143215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Resignation of a Director; Election of Director; Appointment of Officer

On December 31, 2012, Ronald F. Richards resigned as a Director and Chairman of the Board of Optex Systems Holdings, Inc. (the “Company”) in order to pursue other business interests.

On January 3, 2013, at a Special Meeting of the Board of Directors of the Company, Merrick Okamoto was elected Chairman of the Board.

The Board acknowledged Mr. Richards’ service to the Company and, in recognition, the Board unanimously voted to allow the balance of his unvested options to purchase 5,000,000 shares of Company common stock to vest immediately (to date, options to purchase 1,250,000 shares had vested) with the termination date of such options set at December 31, 2014.

Additionally, the Board of Directors unanimously voted to: (i) elect the Company’s Chief Operating Officer, Danny Schoening, as Chief Executive Officer and (ii) appoint him as a Director of the Company to fill the vacancy created by Mr. Richards’ resignation, pursuant to Article III Section 3 of the Company’s Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Stanley A. Hirschman
Stanley A. Hirschman
Title:	President

Date: January 7, 2013